EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 2014, in Amendment No. 4 to the Registration Statement (Form S-11 No. 333-194280) and related Prospectus of Griffin Capital Essential Asset REIT II, Inc. dated July 30, 2014.

/s/ Ernst & Young LLP

Irvine, California
July 30, 2014